                                 ELECTION FORM

              TO ACCOMPANY CERTIFICATES REPRESENTING COMMON STOCK
             OF UNISON SOFTWARE, INC. WHEN SUBMITTED IN CONNECTION
                WITH THE ACQUISITION OF UNISON SOFTWARE, INC. BY
                  INTERNATIONAL BUSINESS MACHINES CORPORATION

    This Form is to accompany certificates for shares of common stock, par value $.001 per share ("Unison Common Stock"), of Unison Software, Inc. ("Unison") when submitted in order to make an election as to the form of consideration to be received by you (cash and/or shares of common stock, par value $1.25 per share ("IBM Common Stock"), of International Business Machines Corporation ("IBM")) in connection with the proposed merger ("Merger") of Unison with and into New Orchard Corp., a wholly owned subsidiary of IBM. To be effective, an election pursuant to the terms and conditions set forth herein, on this Form or a facsimile hereof, accompanied by the certificates representing shares of Unison Common Stock described in Box I below, or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth below, no later than 5:00 p.m., New York City time, on December 5, 1997.

 TO: First Chicago Trust Company of New York, EXCHANGE AGENT AND TRANSFER AGENT
                  FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (201) 222-4720
                                       or
                                 (201) 222-4721
                             CONFIRM BY TELEPHONE:
                                 (201) 222-4707

          BY MAIL:                        BY HAND:                 BY OVERNIGHT COURIER:
First Chicago Trust Company     First Chicago Trust Company     First Chicago Trust Company
        of New York                     of New York                     of New York
          IBM Team                     ATTN: IBM Team               Tenders & Exchanges
       P.O. Box 2523          c/o The Depository Trust Company   14 Wall Street, 8th Floor
     Suite 4688 -- UNI            55 Water Street, DTC TAD           Suite 4688 -- UNI
 Jersey City, NJ 07303-2523   Vietnam Veterans Memorial Plaza        New York, NY 10005
                                     New York, NY 10041

    Delivery of this Form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

Dear Sirs:

    In connection with the merger (the "Merger") of Unison Software, Inc. ("Unison"), with and into New Orchard Corp., a wholly owned subsidiary of International Business Machines Corporation ("IBM"), the undersigned hereby submits the certificates for shares of common stock, par value $.001 per share ("Unison Common Stock"), of Unison listed below and elects to have each share of Unison Common Stock represented by such certificates converted into the right to receive (a) a number of shares of common stock, par value $1.25 per share ("IBM Common Stock"), of IBM equal to a fraction, the numerator of which is $15 and the denominator of which is the IBM Common Stock Price (the "Exchange Ratio"), pursuant to a "Stock Election" (the "Stock Consideration") or (b) $15 in cash, subject to proration as described in Instruction B, pursuant to a "Cash Election" (the "Cash Consideration") as set forth herein. The "IBM Common Stock Price" is an amount equal to the average of the closing sales price of IBM Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the effective time of the Merger.

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated November 4, 1997, relating to the Merger (the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of September 12, 1997, as the same may be amended from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement and (iii) the accompanying Instructions.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Unison Common Stock and to receive on behalf of the undersigned, in exchange for the shares of Unison Common Stock represented thereby, any check for cash or any certificate for shares of IBM Common Stock issuable in the Merger pursuant to the Merger Agreement. If certificates of Unison Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Unison Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

    The undersigned represents and warrants (and if more than one, each undersigned represents and warrants jointly and severally) that the undersigned has full power and authority to assign and transfer the certificate(s) surrendered and that IBM will acquire good title to such certificate(s), free and clear of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the certificate(s) and will not be subject to any adverse claim. All authority conferred or agreed to be conferred in this Election Form shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Election Form shall be binding upon successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned.

    Upon request, the undersigned agrees to execute and deliver any additional documents deemed necessary or desirable by IBM or the Exchange Agent to complete the exchange of the certificate(s). If required by Instruction D7, the certificate(s) submitted with this Election Form are duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Unison.

    Unless otherwise indicated under Special Payment Instructions below, please issue any check and/or any certificate for shares of IBM Common Stock issuable in exchange for the shares of Unison Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Unison Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and/or any certificate for shares of IBM Common Stock issuable in exchange for the shares of Unison Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Unison Common Stock at the address or addresses shown in Box I below.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

                        BOX I: CERTIFICATES SURRENDERED

    Please list in Box I all the Certificates representing Unison Common Stock that you hold (all of which should be submitted with this Election Form) regardless of which Election you make. If there is not enough space below to list all of your Certificates, please attach a separate sheet. Use Box II to specify how many shares, if any, are covered by each Election. A separate Election Form should be submitted for shares registered in different names (see Instruction D4).

     Name(s) and address of Registered Holder(s)
(Please fill in or make corrections needed if label
                    is affixed)                               Certificates Enclosed
                                                               Certificate
                                                                 Number(s)  Number of Shares
                                                      Total Shares                      shs.

                             BOX II: ELECTION FORM

    Check only one of the boxes below. You may make a Stock Election or a Cash Election as to any share or combination of shares of Unison Common Stock that you hold. If you wish to make multiple elections, check the "Multiple Election" box below and indicate in the space provided below the number of shares of Unison Common Stock for which a Stock Election or a Cash Election is being made. If you fail to make an effective Election prior to the Election Date, you will be deemed to have made a Cash Election.

/ / The STOCK ELECTION (a number of shares of IBM common stock equal to the Exchange Ratio per share) is made as to all of the shares of Unison Common Stock held by the undersigned.

/ / The CASH ELECTION ($15 in cash per share, subject to possible proration) is made as to all of the shares of Unison Common Stock held by the undersigned.

/ / Multiple elections are made as to the shares of Unison Common Stock held by the undersigned, in the following proportions:

                                                NUMBER OF SHARES AND CERTIFICATE NUMBERS AS
 NUMBER OF SHARES AND CERTIFICATE NUMBERS AS                   TO WHICH CASH
       TO WHICH STOCK ELECTION IS MADE                       ELECTION IS MADE
---------------------------------------------  ---------------------------------------------

    ------------------------------------           ------------------------------------

BOX III: SPECIAL PAYMENT INSTRUCTIONS       BOX IV: SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS D(6) AND D(7))            (SEE INSTRUCTION D(8))

    To be completed ONLY if the checks are  To be completed ONLY if the checks or the
to be made payable to or the certificates   certificates for shares of IBM Common
for shares of IBM Common Stock are to be    Stock are to be sent to an address other
registered in the name of someone other     than the address of the registered
than the registered holder(s) of shares of  holder(s) set forth in Box I above, or if
Unison Common Stock.                        Box III is completed, to an address other
                                            than the address appearing in Box III.
Name                                        Name
(Please Print)                              (Please Print)
(Please Print)                              (Please Print)
Address                                     Address
(Including Zip Code)                        (Including Zip Code)
          (Tax Identification or
         Social Security Number)

BOX V: SIGN HERE AND HAVE SIGNATURES GUARANTEED
(SEE INSTRUCTIONS D(1) AND D(7) CONCERNING SIGNATURE GUARANTEE)
                                               Name(s):
                                               (Please Print)
                                               Name(s):
                                               (Please Print)
                                               Name(s):
(Signature of Owner(s))                        (Please Print)
Must be signed by registered holder(s)
exactly as name(s) appear(s) on stock
certificate(s) or by person(s) authorized to   (Area Code and Telephone Number(s))
become registered holder(s) by certificates
and documents transmitted herewith. If
signature is by a trustee, executor,           (Tax Identification or
administrator, guardian, officer of a          Social Security Number(s))
corporation, attorney-in-fact or any other
person acting in a fiduciary capacity, set
forth full title in such capacity and see
Instruction D(3).

Signature(s)
Guaranteed:                                    Dated: 1997.
(See Instruction D(7))

BOX VI: GUARANTEE OF DELIVERY
(TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)

The undersigned is:
- a member of a national securities exchange,
- a member of the National Association of      (Firm--Please Print)
  Securities Dealers, Inc., or
- a commercial bank or trust company in the    (Authorized Signature)
  United States;
and guarantees to deliver to the Exchange
Agent the certificates for shares of Unison
Common Stock to which this Form relates, duly  (Address)
endorsed in blank or otherwise in form
acceptable for transfer on the books of        (Area Code and Telephone Number)
Unison, no later than 5:00 P.M. New York City
time on the third New York Stock Exchange      (Contact Name)
trading day after the date of execution of
such guarantee of delivery.

 SUBSTITUTE                    Part 1--PLEASE PROVIDE YOUR             Social Security Number
 FORM W-9                      TIN IN THE BOX AT THE RIGHT                                 OR
                               AND CERTIFY BY SIGNING AND      Employer Identification Number
                               DATING BELOW.
 Department of the Treasury    Part 2--Please check the box at the right if you have applied
 Internal Revenue Service      for, and are awaiting receipt of, your TIN. / /

 PAYER'S REQUEST FOR TAXPAYER
 IDENTIFICATION NUMBER (TIN)
 Certification--under penalties of perjury, I certify that:
 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
 (2) I am not subject to backup withholding either because I have not been notified by the
     IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see Certification under Specific
 Instructions in the enclosed Guidelines.)
 SIGNATURE DATE  , 1997

IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:

         CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

    I CERTIFY, UNDER PENALTIES OF PERJURY, THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND THAT I MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE IRS CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE (OR I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE). I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE PAYER, 31 PERCENT OF ALL PAYMENTS MADE TO ME PURSUANT TO THIS MERGER SHALL BE RETAINED UNTIL I PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE PAYER AND THAT, IF I DO NOT PROVIDE MY TAXPAYER IDENTIFICATION NUMBER WITHIN SIXTY (60) DAYS, SUCH RETAINED AMOUNTS SHALL BE REMITTED TO THE IRS AS BACKUP WITHHOLDING AND 31 PERCENT OF ALL REPORTABLE PAYMENTS MADE TO ME THEREAFTER WILL BE WITHHELD AND REMITTED TO THE IRS UNTIL I PROVIDE A TAXPAYER IDENTIFICATION NUMBER.
SIGNATURE ________________________________ DATE ________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ELECTION, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by the above-described certificates representing shares of Unison Common Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than 5:00 P.M. New York City time on December 5, 1997 (the "Election Date"). Holders of Unison Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this Form or facsimile hereof, having the Guarantee of Delivery box (Box VI) properly completed and duly executed (subject to the condition that the certificates the delivery of which is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Unison, no later than 5:00 P.M. (New York City time) on the third New York Stock Exchange trading day after the date of execution of such guarantee of delivery). EACH SHARE OF UNISON COMMON STOCK WITH RESPECT TO WHICH THE EXCHANGE AGENT SHALL HAVE NOT RECEIVED AN EFFECTIVE ELECTION PRIOR TO THE ELECTION DATE WILL BE CONVERTED INTO THE RIGHT TO RECEIVE THE CASH CONSIDERATION (SUBJECT TO POSSIBLE PRORATION). SEE INSTRUCTION B.

    2. REVOCATION OF ELECTION. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Unison Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Unison Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

    3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Unison Common Stock previously received by the Exchange Agent or converted by the Transfer Agent and thereafter held by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. ELECTION AND PRORATION PROCEDURES.

    This Election Form provides for your election as to the form of consideration to be received by you in exchange for your shares of Unison Common Stock. You may indicate, on this Form, whether you wish to make a Stock Election (as defined below) or a Cash Election with respect to each share of Unison Common Stock held by you. If you do not make a Cash Election or a Stock Election, or properly revoke this Form without timely submitting a revised, properly completed Election Form, you will be deemed to have made a Cash Election. If the aggregate amount of cash requested by stockholders of Unison pursuant to effective or deemed Cash Elections exceeds the Cash Cap (as defined below), the allocation of cash and shares of IBM Common Stock that a stockholder of Unison may receive for each share that is subject to a Cash Election will depend on the proration procedures to be applied as described below.

    Stockholders of Unison who make an effective "Stock Election" will receive (collectively, "Stock Consideration"), without any proration or other similar limitation, for each share of Unison Common Stock for which such election is made, a number of shares of IBM Common Stock equal to a fraction, the numerator of which is $15 and the denominator of which is the IBM Common Stock Price (the "Exchange Ratio"). The "IBM Common Stock Price" is an amount equal to the average of the closing sales price of IBM Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the effective time of the Merger. Stockholders of Unison who make a "Cash Election" will receive (subject to the proration procedures described below) for each share of Unison Common Stock for which such election is made, or deemed to have been made, an amount in cash equal to $15 (the "Cash Consideration"). You may make a Stock Election or a Cash Election as to any share or combination of shares of Unison Common Stock that you hold.

    In the event that the aggregate amount of cash requested by stockholders of Unison pursuant to effective or deemed Cash Elections (the "Requested Cash Amount") exceeds the Cash Cap, each such holder will receive, for each share of Unison Common Stock for which a Cash Election has been made or deemed to have been made, (x) cash in an amount equal to the product of (1) the Cash Consideration and (2) a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of IBM Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the IBM Common Stock Price. The "Cash Cap" is equal to the product of (x) $15 and (y) the number of Outstanding Unison Shares and (z) 0.5. The "Outstanding Unison Shares" are the shares of Unison Common Stock outstanding immediately prior to the effective time of the Merger, other than, in each case at such time, (i) shares of Unison Common Stock owned by Unison or its subsidiaries and (ii) two times the sum of the number of shares of Unison Common Stock owned by IBM and the number of shares of Unison Common Stock with respect to which appraisal rights have been properly demanded pursuant to Section 262 of the Delaware General Corporation Law.

    IN CONNECTION WITH MAKING ANY ELECTION, A UNISON STOCKHOLDER SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE DESCRIPTION OF THE ELECTION AND PRORATION PROCEDURES SET FORTH IN THE PROXY STATEMENT UNDER "THE MERGER--ELECTION PROCEDURE; EXCHANGE PROCEDURES," AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER--CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF UNISON COMMON STOCK WHO MAKE A CASH ELECTION MAY RECEIVE IBM COMMON STOCK OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE AMOUNTS OF IBM COMMON STOCK OR CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. RECEIPT OF CHECKS OR IBM COMMON STOCK.

    As soon as practicable after the effective time of the Merger and after the Election Date, the Exchange Agent will mail cash payments by check and/or certificate(s) for shares of IBM Common Stock to the holders of Unison Common Stock with respect to each share of Unison Common Stock which is included in any effective Election. HOLDERS OF UNISON COMMON STOCK WHO DECLINED TO MAKE AN ELECTION, OR FAILED TO MAKE AN EFFECTIVE ELECTION, PRIOR TO THE ELECTION DATE WITH RESPECT TO ANY OR ALL OF THEIR SHARES WILL RECEIVE THE CASH CONSIDERATION (SUBJECT TO POSSIBLE PRORATION) FOR EACH SUCH SHARE AS SOON AS PRACTICABLE AFTER THE CERTIFICATE(S) REPRESENTING SUCH SHARE OR SHARES HAVE BEEN SUBMITTED (TOGETHER WITH A TRANSMITTAL FORM THAT WILL BE MAILED TO ALL HOLDERS OF UNISON COMMON STOCK (OTHER THAN HOLDERS OF UNISON COMMON STOCK WHO HAVE PROPERLY SUBMITTED ELECTION FORMS TO THE EXCHANGE AGENT)) FOLLOWING THE EFFECTIVE TIME OF THE MERGER.

    No fractional shares will be issued in connection with the Merger. In lieu thereof, the Exchange Agent, as agent for the holders of Unison Common Stock who become entitled to a fraction of a share of IBM Common Stock, shall promptly sell the aggregate of the fractional share interests of such holders and remit the net proceeds thereof (after commissions, costs and expenses incurred in connection with such sale) to such holders according to their respective interests therein.

D. GENERAL.

    1. EXECUTION AND DELIVERY. This Form or a facsimile hereof must be properly completed, dated and signed in Box V, and must be delivered, together with stock certificates representing the shares of Unison

Common Stock as to which the election is made (or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at the appropriate address set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

    3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Unison Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. SHARES REGISTERED IN DIFFERENT NAMES. If shares of Unison Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit a separate Form for each different registration. For example, if some certificates are registered in your name, some are registered in your spouse's name and some are registered jointly, three separate Forms should be submitted.

    5. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please make note of this fact on the front of this Form opposite your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing IBM Common Stock and any checks in accordance with the Merger Agreement.

    6. CHECKS AND NEW CERTIFICATES IN SAME NAME. If any stock certificate(s) representing shares of IBM Common Stock or any checks in respect of cash to be paid are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Unison Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) is required.

    7. CHECKS AND NEW CERTIFICATES IN DIFFERENT NAME. If any stock certificate(s) representing shares of IBM Common Stock or any checks in respect of cash to be received are to be registered in, or payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of Unison Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, Box III is completed, and the signature is guaranteed in Box IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States.

    8. SPECIAL DELIVERY INSTRUCTIONS. If the checks or the certificates for the shares of IBM Common Stock are to be sent to an address other than the address of the registered holder set forth in Box I, or if Box III is completed, to an address other than the address appearing in Box III, it will be necessary to indicate such address in Box IV.

    9. MISCELLANEOUS. A single check and/or a single stock certificate representing shares of IBM Common Stock will be issued.

    All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any election and computations as to proration) will be determined by Unison and IBM, which determinations shall be conclusive and binding.

    10. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the account of any payments made to holders of Unison Common Stock pursuant to the Merger. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Form and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the box in Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of cash payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security Number of such individual. If the certificates for Unison Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to the backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

    For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guidelines of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Failure to complete the Substitute Form W-9 will not, by itself, cause Unison Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Additional copies of this Form may be obtained from Morrow & Co. (whose telephone number is (1-800-662-5200)).

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